UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Woodmont Blvd., Suite 610
Nashville, Tennessee	37205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Global Market
8.625% Senior Notes due 2026	HROWL	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On December 17, 2021 (the “Closing Date”), Harrow Health, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Novartis Technology, LLC and Novartis Ophthalmics AG (together, “Novartis”), pursuant to which the Company purchased from Novartis the exclusive commercial rights to assets associated with ophthalmic products Moxeza® (moxifloxacin) 0.5%, Iopidine® (apraclonidine hydrochloride) 1% and 0.5%, and Maxitrol® (Neomycin/Polymyxin B/Dexamethasone) eyedrops suspension (collectively the “Products”) in the United States of America (“U.S.”). On the Closing Date, the Company made a one-time payment of fourteen million fifty thousand dollars ($14,050,000) to Novartis for the U.S. rights to the Products and their related intellectual property.

Pursuant to the Agreement and various ancillary agreements, immediately following the Closing Date and subject to certain conditions, for a period of up to six months, and prior to the transfer of the Products new drug applications (the “NDAs”) to the Company, Novartis will continue to sell the Products on the Company’s behalf and transfer the net profit from the sale of the Products to the Company. Novartis has agreed to supply certain Products to the Company for a period of time after the NDAs are transferred to the Company and to assist with technology transfer of the Products manufacturing to other third-party manufacturers, if needed.

The foregoing is a summary description of certain terms of the Agreement, is not complete and is qualified in its entirety by reference to the text of the Agreement, which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2021.

Item 8.01 Other Events.

On December 20, 2021, the Company issued a press release announcing its Novartis transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Item	Description

99.1	Harrow Health Press Release dated December 20, 2021
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: December 20, 2021	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer